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                                                                     EXHIBIT 4.2

                             REGISTRATION AGREEMENT

                  THIS REGISTRATION AGREEMENT (this "Agreement") is made as of April 23, 2003, among ELCOM INTERNATIONAL, INC., a Delaware corporation (the "Company") and each of the Persons party hereto listed on the Schedule of Investors attached hereto (collectively, the "Investors"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in
Section 8 hereof.

                  WHEREAS, the Investors are purchasing 10% Convertible Senior Debentures (the "Debentures") from the Company pursuant to a Subscription Agreement;

                  WHEREAS, pursuant to the terms of the Debentures and in partial consideration for the investment of each investor in the Debentures, the Company has agreed to provide each of the Investors with certain registration rights with respect to the shares of Common Stock into which the Debentures are convertible; and

                  WHEREAS, the parties hereto desire to enter into this Agreement to, among other things, establish the registration rights of the Registrable Securities.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                  Section 1. Demand Registrations.

                  (a) Requests for Registration. The holder or holders of a majority of the Registrable Securities may request, in writing, registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration, or on Form S-3, if available, at the option of the Company, (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration. All registrations requested pursuant to this Section 1(a) are referred to herein as "Demand Registrations." A request for a Demand Registration is not exercisable prior to April 23, 2005 or following April 23, 2008. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of Section 1(d) hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice. If the holder(s) initiating the registration intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company in their request. In the event that the registration is underwritten, the right of any other holders of Registrable Securities to participate in such registration shall be conditioned on such other holders' participation in such underwriting.

                  (b) Demand Registration. Subject to Section 1(a) above, the holder or holders of a majority of the Registrable Securities shall be entitled to request one (1) Demand Registration. A registration shall not count as the permitted Demand Registration until it has become effective. Unless the Company raises $1,000,000 or more in the Debenture offering, the Investors participating in the Demand Registration shall pay all Registration Expenses in connection with the same whether or not it has become effective and whether or not such registration is counted as the one permitted Demand

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Registration. For the avoidance of doubt, the Investors shall be entitled to request only one (1) Demand Registration with respect to the Registrable Securities and any Investors not participating in an effective Demand Registration will only be permitted to require the registration of their Registrable Securities in connection with the exercise of rights in respect of a Piggyback Registration. Demand Registrations shall be short-form registrations whenever the Company is permitted to use Form S-3 or any other applicable short form.

                  (c) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the party initially requesting such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

                  (d) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration (other than on Form S-3 or any similar successor form relating to secondary offerings and providing for incorporation by reference; provided that, in the event that the prior registration statement referenced at the end of this sentence was filed pursuant to an underwritten secondary offering, the exception set forth in this parenthetical shall not apply if, in the opinion of the managing underwriter of such secondary offering, it is desirable due to marketing, market stabilization, or other similar matters related to such secondary offering not to permit the filing of such Form S-3 or other similar successor form) within one hundred eighty (180) days after the effective date of a previous registration statement. In addition, the Company may postpone for up to one hundred eighty (180) days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization, financing or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as the permitted Demand Registration hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

                  (e) Selection of Underwriters. The Company shall have the right, in its sole and absolute discretion after consultation with the holder or holders demanding registration, to select the investment banker(s) and manager(s) to administer the offering made in connection with any Demand Registration.

                  Section 2. Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) any shelf or other registration of securities to be used as consideration for acquisitions of additional businesses by the Company, or (ii) registrations relating to employee benefit plans) and the registration form to be used may be used for the registration of

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Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of Sections 2(c) and (e) hereof, shall, with respect to the Registrable Securities for which the Company has received written requests for inclusion within twenty (20) days after the receipt of the Company's notice, cause such Registrable Securities to be registered to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such holders.

                  (b) Piggyback Expenses. In all Piggyback Registrations, the Registration Expenses of the holders of Registrable Securities shall be paid by the holders of the Registrable Securities participating in the Piggyback Registration; provided however, that, in the event that (1) the Company raises $1,000,000 or more in the offering of the Debentures, or (2) the Piggyback Registration rights are exercised with respect to a registration statement pursuant to which the Company has registered securities on its own behalf, the Company shall pay the Registration Expenses of the holders of Registrable Securities, with the exception of fees and disbursements of any counsel chosen by such holders.

                  (c) Priority on Registrations. If a Piggyback Registration is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, then the Company shall be required to include in the registration only that number of Registrable Securities that the managing underwriter believes should be included therein; and no persons or entities other than the Company and other persons or entities holding registration rights senior to or on parity with the registration rights granted pursuant to this Agreement shall be permitted to include securities in the offering. If the number of Registrable Securities to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Securities have requested to be included, then the holders of Registrable Securities who have requested registration and other holders of securities entitled to include them in such registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereinto). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence. Each holder shall be permitted to withdraw all or any part its Registrable Securities from a registration requested pursuant to this
Section 2(c) by written notice to the Company given at any time prior to two (2) business days prior to the effective date of the registration statement relating to such registration.

                  (d) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be made by the Company in its sole and absolute discretion after consultation with the holders of Registrable Securities who have requested inclusion in the offering.

                  (e) Withdrawal by Company. If, at any time after giving notice of its intention to register any of its securities as set forth in Section 2(a) and before the effective date of such registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company may, in its sole discretion, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration. Upon the occurrence of such an event, the Company shall pay its portion of Registration Expenses and the Registration Expenses of the holders of Registrable Securities who had requested inclusion in such offering shall be borne proportionately by such holders.

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                  Section 3. Holdback Agreements.

                  (a) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the one hundred twenty (120) day period beginning on the effective date of any underwritten by an investment bank public offering of the Company's equity securities (including Demand Registrations and Piggyback Registrations) (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                  (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the one hundred twenty (120) day period beginning on the effective date of any underwritten public offering of the Company's equity securities (including Demand Registrations and Piggyback Registrations) (except as part of such registration underwritten by an investment bank or pursuant to registrations on Form S-4, Form S-8 or any successor forms thereto), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                  Section 4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission (the "Commission"), a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel(s) selected by the holder or holders of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

                  (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

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                  (d) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable
Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if not so listed, to be listed on the NASD automated quotation system;

                  (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holder or holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, combination of shares, recapitalization or reorganization);

                  (h) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

                  (i) use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

                  Section 5. Registration Expenses.

                  (a) Except as otherwise provided in this Agreement, all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the holders of Registrable Securities participating in the Demand Registration or any Piggyback Registration (as the case may be) as provided

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in this Agreement. The Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or, if none are so listed, on the NASD automated quotation system.

                  (b) Notwithstanding any provision in this Agreement to the contrary, the Company shall not reimburse the holders of Registrable Securities included in such registration (whether a Demand Registration or a Piggyback Registration) for the fees and disbursements of any counsel chosen by the holder or holders of the Registrable Securities included in such registration.

                  (c) Except as otherwise provided in this Agreement, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of each seller's securities to be so registered.

                  Section 6. Indemnification.

                  (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; provided, however, that indemnification will not be available to a holder insofar as the alleged losses, claims, damages, liabilities or expenses are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto, in compliance with the applicable requirements of the Securities Act, after the Company has timely furnished such holder with a sufficient number of copies of the same.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

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                  (c) Any Person entitled to indemnification hereunder shall (i)
give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any claim on behalf of an indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by on or behalf of the indemnified party.

                  (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, liabilities or expenses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the violation(s) that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a holder of Registrable Securities hereunder exceed the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  Section 7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  Section 8. Definitions.

                  "Common Stock" means the Common Stock, $0.01 par value per share, of the Company, as the terms of the same may be modified from time to time.

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                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Other Registrable Securities" means (i) any Common Stock issued to Stockholders of the Company other than the Investors (the "Other Stockholders"), (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with an exercise of any stock option or warrant or a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) and (ii), above. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act, sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), repurchased by the Company or any Subsidiary [or at such time as, in the opinion of counsel to the Company, all such shares may be sold without any time, volume, or manner limitations under Rule 144K (or any similar provision then in effect) under the Securities Act]. For purposes of this Agreement, a Person shall be deemed to be a holder of Other Registrable Securities, and the Other Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Other Registrable Securities hereunder.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and any other business entity.

                  "Registrable Securities" means (i) any Common Stock issued to the Investors, (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with an exercise of any stock option or warrant or a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) and (ii), above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of equity securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or

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indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be, or control, the managing general partner of such limited liability company, partnership, association, or other business entity. Reference to any "Subsidiary" shall be given effect only at such times as the Person or Persons has one or more Subsidiaries.

                  Section 9. Legend.

                  (a) There shall be imprinted or otherwise placed, on certificates representing the Registrable Securities issued on or after the date of this Agreement the following or a substantially similar restrictive legend:

                THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE RIGHTS AND LIMITATIONS SET FORTH IN A REGISTRATION AGREEMENT DATED AS OF APRIL 23, 2003, BY AND AMONG THE ISSUER OF SUCH SECURITIES, AND THE REGISTERED HOLDER OF THIS CERTIFICATE (OR SUCH HOLDER'S PREDECESSOR-IN-INTEREST) AND OTHERS. A COPY OF THE AGREEMENT IS ON FILE AND MAY BE INSPECTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

                  (b) The legend shall be removed upon termination of the registration rights set forth in Sections 1 and 2.

                  Section 10. Miscellaneous.

                  (a) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

                  (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, waived or modified only upon the prior written consent of the Company and the holder or holders of a majority of the Registrable Securities; provided that no such amendment or modification that would materially and adversely affect any holder of Other Registrable Securities) in a manner different than any other holder of Registrable Securities shall not be effective against the holders of such class or group of Registrable Securities without the prior written consent of holders of at least a majority of Registrable Securities materially and adversely affected thereby. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

                  (d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  (e) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (f) Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (g) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company at the addresses indicated below and to any Investor at the address indicated on the Schedule of Investors attached hereto and to any subsequent holder of Registrable Securities subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                           If to the Company:

                           Elcom International, Inc.
                           10 Ocean Way
                           Norwood, MA 02062
                           Attention:  Robert J. Crowell

                           with copies (which shall not constitute notice) to:

                           Calfee, Halter & Griswold LLP
                           800 Superior Avenue, 1400 McDonald Investment Center Cleveland, OH 44114
                           Attention:  Douglas A. Neary

                  (h) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                            {Signature Page Follows}

                  IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

                                 ELCOM INTERNATIONAL, INC.

                                     By:/s/ Robert J. Crowell
                                        ---------------------------------------
                                     Name: Robert J. Crowell
                                           ------------------------------------
                                     Its: Chairman and CEO
                                          -------------------------------------









                         INVESTORS:
                         (SEE ATTACHED COUNTERPART SIGNATURE PAGE)

                          COUNTERPART SIGNATURE PAGE TO
                             REGISTRATION AGREEMENT

[SIGNATURE BLOCK FOR INDIVIDUALS]                    [SIGNATURE BLOCK FOR ENTITIES]


-------------------------------------------          -----------------------------------
(Signature)                                          (Name of Entity)

                                                     By:
--------------------------------------------            ---------------------------------
(Printed Name)                                       Title:
                                                           ------------------------------

--------------------------------------------         ------------------------------------
(Street Address of Residence)                        (Street Address of Principal Office)

--------------------------------------------         ------------------------------------
(City or Town)  (State)  (Zip Code)                  (City or Town)  (State)  (Zip Code)

--------------------------------------------         ------------------------------------
(Daytime Telephone Number)                           (Daytime Telephone Number)